Exhibit 99.1

Factorial Announces Third Quarter 2026 Results, Begins Generating Commercial Revenue and Achieves 450 Wh/kg Energy Density Target for Aerospace Cells Ahead of Plan

BOSTON, MA – November 10, 2026 — Factorial Energy Inc. (“Factorial”) (Nasdaq: FAC), a global leader in solid-state battery technology, today announced financial and business results for the third quarter ended September 30, 2026.
The Company has issued a shareholder letter discussing its third quarter 2026 financial and business results and recent milestones. Factorial recorded its first commercial revenue, well ahead of its previously disclosed 2027 objective, and its aerospace program cells achieved the 450 Wh/kg target set for year end. The shareholder letter may be accessed on the Investors section of Factorial’s website at https://ir.factorialenergy.com/.
Factorial will host a conference call today at 4:30 PM ET to discuss the Company’s financial results. The live webcast of the conference call can be accessed through the Investors section of Factorial’s website. For those unable to access the webcast, the conference call can be accessed by dialing 1-877-407-9716 (domestic) or 1-201-493-6779 (international). To access the replay of the call, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter pass code 13763249.
About Factorial Energy
Factorial Energy (Nasdaq: FAC) is a leading American solid-state battery innovator backed by IQT – the not-for-profit strategic investor for the U.S. national security community and America’s allies – and Mercedes-Benz, Stellantis, Hyundai, and Kia. Through its proprietary FEST® and Solstice™ platforms, engineered for scalable manufacturing, Factorial delivers industry-leading performance across aerospace, energy storage and mobility applications. Factorial’s technology powered a Group I drone to a world record for flight duration in 2026, flying 521 minutes and roughly 483 km (300 miles) in a single mission. In automotive, a lightly modified Mercedes-Benz test vehicle surpassed 1,200 km of range on a single charge in real-world testing, and the technology was also integrated into a fully built Dodge Charger Daytona demonstration vehicle with Stellantis in 2026. For more information, visit www.factorialenergy.com.
Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or Factorial’s future financial or operating performance, including expectations regarding manufacturing capabilities, commercialization plans, business strategy, customer programs, partnerships, supply-chain development and production readiness. In some cases, forward-looking statements can be identified by terms such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “plan,” “potentially” or similar terminology. These statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. For a discussion of factors that could cause actual results to differ materially, see “Risk Factors” in Factorial’s filings with the Securities and Exchange Commission. Factorial undertakes no obligation to update forward-looking statements except as required by law.
Factorial has used, and intends to continue to use, its Investor Relations website (https://ir.factorialenergy.com), as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Information on or that can be accessed through Factorial’s Investor Relations website, or that is contained in any website to which a hyperlink is provided herein is not part of this press release, and the inclusion of Factorial’s Investor Relations website address, and any hyperlinks are only inactive textual references.
Factorial IR Contact: IR@factorialenergy.com
Factorial Media Contact: Factorial@antennagroup.com
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